         SUN LIFE
[GRAPHIC]OF CANADA (U.S.)


FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
Nonparticipating

Group Policy Owner                                               Bank of Newport
Group Policy Number                                              G001


This Group Policy is the legal contract between the Group Policy Owner and Sun Life Assurance Company of Canada (U.S.) (the "Company" or "We"). We agree to provide the rights and benefits described in this Policy to the persons entitled in the manner set forth herein, subject to the provisions on the pages which follow.

Signed at Wellesley Hills, Massachusetts, on the Issue Date.




C. James Prieur, President                             Ellen B. King, Secretary


THIS GROUP POLICY IS THE LEGAL CONTRACT WITH US. WE WILL ISSUE CERTIFICATES OF INSURANCE IN THE FORM OF SCHEDULE A, AS ATTACHED HERETO, TO EACH CERTIFICATE OWNER ("OWNER") PURSUANT TO THIS GROUP POLICY. THE PROVISIONS OF THE ATTACHED CERTIFICATE FORM A PART OF THIS GROUP POLICY. FLEXIBLE PREMIUMS ARE PAYABLE DURING THE LIFETIME OF EACH INSURED PRIOR TO MATURITY FOR THE APPLICABLE CERTIFICATE. CERTIFICATE PROCEEDS ARE PAYABLE TO THE BENEFICIARY AT THE DEATH OF THE INSURED PRIOR TO MATURITY AND WHILE THE CERTIFICATE IS IN FORCE. THE CASH SURRENDER VALUE, IF ANY, OF A CERTIFICATE IS PAYABLE ON THE DATE OF MATURITY. NEITHER THIS GROUP POLICY NOR THE CERTIFICATE IS ELIGIBLE FOR DIVIDENDS.

RIGHT TO RETURN POLICY

PLEASE READ THIS GROUP POLICY CAREFULLY. IF NOT SATISFIED, THE GROUP POLICY OWNER MAY RETURN IT BY DELIVERING OR MAILING IT TO US AT ONE SUN LIFE EXECUTIVE PARK, ATTENTION: CORPORATE MARKETS, WELLESLEY HILLS, MASSACHUSETTS 02481, OR TO THE SALES REPRESENTATIVE THROUGH WHOM THE GROUP POLICY WAS PURCHASED WITHIN 10 DAYS FROM THE DATE OF RECEIPT OR WITHIN 45 DAYS AFTER THE APPLICATION IS SIGNED WHICHEVER PERIOD ENDS LATER (THE "FREE LOOK PERIOD"). THE GROUP POLICY AND ANY CERTIFICATES ISSUED PURSUANT TO IT WILL THEN BE DEEMED VOID AS THOUGH THEY HAD NEVER BEEN APPLIED FOR. EACH CERTIFICATE OWNER WILL RECEIVE A REFUND EQUAL TO THE SUM, AS CALCULATED FOR THAT CERTIFICATE, OF (1) THE DIFFERENCE BETWEEN ANY PREMIUM PAYMENTS MADE, INCLUDING FEES AND CHARGES, AND THE AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT, (2) THE VALUE OF THE AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT ON THE DATE THE CANCELLATION REQUEST IS RECEIVED BY THE COMPANY OR THE SALES REPRESENTATIVE THROUGH WHOM THE POLICY WAS PURCHASED, AND (3) ANY FEES OR CHARGES IMPOSED ON AMOUNTS ALLOCATED TO THE VARIABLE ACCOUNT.


                                TABLE OF CONTENTS
1.  POLICY SPECIFICATIONS................................................................................3
2.  GENERAL PROVISIONS...................................................................................4
     Group Policy Owner Rights and Responsibilities......................................................4
     Certificates........................................................................................4
     Premium.............................................................................................4
     Entire..............................................................................................4
     Termination.........................................................................................4
Riders and Endorsements...................................................................................
Applications..............................................................................................
Schedule A-The Certificate................................................................................


                            1. POLICY SPECIFICATIONS

Group Policy Owner                               Bank of Newport
Group Policy Number                              G001

Office                                           ABC Insurance Agency

Issue Date                                       January 1, 1998

Governing Law                                    Rhode Island

                              2. GENERAL PROVISIONS

GROUP POLICY OWNER RIGHTS AND RESPONSIBILITIES: The Group Policy Owner, as described in Section 1, owns this Policy. Except for ownership rights, if any, expressly reserved to the Group Policy Owner (e.g. Termination), each Certificate Owner shall be entitled to exercise all incidents of ownership in connection with the Certificate without any requirement that the consent of the Group Policy Owner be obtained.

The Certificate Owner will give Us any facts that We may need to administer the insurance under this contract. All of the Certificate Owner's records which may be relevant to the insurance coverage provided will be available to Us to inspect when and as often as We may reasonably require.

CERTIFICATES: An eligible employee may be required to fill out a Certificate Application which will be attached to the Certificate if issued. We will issue to the Certificate Owner a Certificate of Insurance, evidencing coverage for each such Insured. The Certificate is merely a summary of the rights, duties and benefits available under this Group Policy. The Certificate is not a legal contract, and if there is any conflict between the Certificate and this Group Policy, this Group Policy is the controlling document. The Certificate will state the Certificate Owner's rights and benefits and to whom benefits are payable. The provisions of the Certificate in the form of Schedule A form a part of this Policy.

PREMIUM: Premium may be paid by the Certificate Owner. The amount of Premium to allocate to each Certificate must be indicated with each payment from whatever source. An initial Premium must be paid to start coverage. The Effective Date of Coverage is described in the Certificate. In the event a Certificate has insufficient value, We will send a Premium bill to the Certificate Owner, which, if not paid subject to a grace period of 61 days from the date of insufficient value, the Certificate will terminate.

ENTIRE CONTRACT: We have issued this Policy in consideration of the Certificate Application and remittance of necessary Premium. This Policy and other attached, related papers, if any, constitute the entire contract with Us. Each Certificate Application shall be, at Certificate issue, the basis for issuance of the particular Certificate and at that date shall become a part of this Policy. A copy shall be attached to the Certificate. All statements made by the Group Policy Owner, Associated Entities, any Certificate Owner or any Insured are representations and not warranties. Misstatements will not be used in any contest or to reduce any claim under this Policy unless they are in writing. A copy of the Application containing such misstatement must have been given to the Group Policy Owner, the Certificate Owner or the Beneficiary as applicable. We cannot contest this Policy after it has been in force for two years from the Issue Date, and, in the case of each Certificate, we cannot contest it after that Certificate has been in force during the lifetime of the Insured for two years from its Certificate Date.

NONPARTICIPATING. Neither the Group Policy nor the Certificates pay dividends or share in any surplus earnings of the Company.

TERMINATION: This Policy may be changed or ended by agreement between Us and the Group Policy Owner without the consent of, or notice to, any person claiming rights or benefits under this Policy. We may end this Policy or any of its provisions by giving notice in writing to the Group Policy Owner which will, without further action by us, terminate all benefits under the Certificates which have been issued pursuant to this Group Policy.

RIDERS AND ENDORSEMENTS



APPLICATIONS



SCHEDULE A-THE CERTIFICATE

         SUN LIFE
[GRAPHIC]OF CANADA (U.S.)

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SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)        U.S HEADQUARTERS OFFICE:
                                                   One Sun Life Executive Park
                                                   Wellesley Hills, MA 02481

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             FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE
             NONPARTICIPATING

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